PRECIDIAN ETFs TRUST 485BPOS

Exhibit 99.(e)(2)

FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of August 22, 2024, by and between Precidian ETFs Trust and Foreside Fund Services, LLC (together, the “Parties”) is effective as of December 17, 2024.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.          Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.          Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.          This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

PRECIDIAN ETFS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Teresa Cowan
Name:	David A. Bogaert	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	December 17, 2024	Date:	12.30.24

EXHIBIT A

Anheuser-Busch InBev SA/NV ADRhedged™

AstraZeneca PLC ADRhedged™

Banco Santander S.A. ADRhedged™

BP p.l.c. ADRhedged™

British American Tobacco p.l.c. ADRhedged™

Diageo plc ADRhedged™

GSK plc ADRhedged ™

HSBC Holdings plc ADRhedged™

Mitsubishi UFJ Financial Group, Inc. ADRhedged™

Novartis AG ADRhedged™

Novo Nordisk A/S (B Shares) ADRhedged™

Shell plc ADRhedged™

Sanofi ADRhedged™

SAP SE ADRhedged

TotalEnergies SE ADRhedged™

Toyota Motor Corporation ADRhedged™

Vodafone Group Plc ADRhedged™

Airbus SE ADRhedged™

argenx SE ADRhedged™

Arm Holdings PLC ADRhedged™

ASE Technologies Holding Co. Ltd. ADRhedged™

ASML Holding NV ADRhedged™

Barclays PLC ADRhedged™

Bayer AG ADRhedged™

Bayerische Motoren Werke AG ADRhedged™

Deutsche Telekom AG ADRhedged™

Haleon plc ADRhedged™

Heineken NV ADRhedged™

Hermes International SA ADRhedged™

Hitachi Ltd. ADRhedged™

Honda Motor Co. Ltd. ADRhedged™

ING Groep NV ADRhedged™

Lloyds Banking Group plc ADRhedged™

L’Oreal SA ADRhedged™

LVMH Moet Hennessy Louis Vuitton SE ADRhedged™

Mizuho Financial Group Inc. ADRhedged™

National Grid plc ADRhedged™

Nestle SA ADRhedged™

Rio Tinto plc ADRhedged™

Roche Holding AG ADRhedged™

Siemens AG ADRhedged™

Silicon Motion Technology Corp. ADRhedged™

Softbank Group Corp. ADRhedged™

Sony Group Corp. ADRhedged™

STMicroelectronics NV ADRhedged™

Taiwan Semiconductor Manufacturing Co. Ltd. ADRhedged™

Unilever PLC ADRhedged™

United Microelectronics Corp. ADRhedged™